UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2015

Alliqua BioMedical, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36278	58-2349413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 Cabot Boulevard West Langhorne, Pennsylvania	19047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 702-8550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2015, Nino Pionati was appointed as chief strategy and marketing officer of Alliqua BioMedical, Inc. (the “Company”), effective June 15, 2015.

Mr. Pionati joined the Company from Bayer HealthCare Pharmaceuticals, where he served as the Vice President of Marketing for the Essure portfolio and a member of the Global Franchise and Women’s Health Care Leadership teams from May 2014 until May 2015. From March 2013 to May 2014, he was the president of 4P’s Advisors LLC, a management consulting firm focused on strategy development, new product development and marketing for companies in the medical technology and healthcare industry. From 1998 until December 2012, Mr. Pionati served a 14 year tenure at ConvaTec, Inc., a privately held global medical device company spun out of Bristol Myers Squibb, Inc., where he held several global marketing and management level positions, including President of Global Marketing, Business Development and International and President of the Intercontinental Region. Prior to joining ConvaTec, Inc., he held a variety of positions at Johnson & Johnson, Inc. in sales, service, clinical regulatory and marketing and co-led the development of an internally-backed startup, J&J Independence Technologies. Mr. Pionati holds an MBA from the University of Pittsburg’s Katz School of Business and a Bachelors of Commerce in Marketing from Concordia University of Montreal.

Pionati Employment Agreement

In connection with Mr. Pionati’s appointment, on June 3, 2015, the Company entered into an employment agreement with Mr. Pionati (the “Pionati Employment Agreement”) for a term of employment that commences on June 15, 2015 and continues until terminated by either party. Under the Pionati Employment Agreement, Mr. Pionati is entitled to an annual base salary of $240,000, less applicable payroll deductions and tax withholdings. He is also eligible to receive an annual bonus of up to 60% of his annual base salary for each calendar year during employment based upon the achievement of certain performance criteria, provided that he is employed by the Company through the end of the applicable calendar year to which the bonus relates, subject to certain exceptions. The performance criteria for each year will be established reasonably and in good faith by the Company’s board of directors (the “Board”). Mr. Pionati is also entitled to a monthly automobile allowance of $700 per month, reimbursement of certain out-of-pocket expenses reasonably incurred in connection with the performance of his services and benefit plans provided by the Company to all employees.

The Pionati Employment Agreement also contains certain confidentiality, non-competition, non-solicitation and assignment of work product covenants for Mr. Pionati.

Mr. Pionati’s employment may be terminated by either party at any time upon written notice. If Mr. Pionati’s employment is terminated by the Company for cause or by Mr. Pionati without good reason, the Company will pay Mr. Pionati an amount equal to the sum of (i) all unpaid base salary accrued through the date of termination, (ii) all unpaid performance bonus earned and accrued for a previously completed calendar year, (iii) all accrued and unpaid vacation or similar pay required by law and (iv) any unreimbursed expenses properly incurred prior to the termination date.

If Mr. Pionati’s employment is terminated by the Company without cause or by Mr. Pionati for good reason, subject to the timely execution and return by Mr. Pionati of an irrevocable release of claims within 60 days following the date of termination, then the Company will pay Mr. Pionati a lump sum amount equal to the accrued obligations set forth in (i) through (iv) above, plus severance pay in an amount equal to his base salary for 12 months, payable in equal installments in accordance with the normal payroll policies of the Company. If, prior to such termination, Mr. Pionati was employed by the Company through at least July 1st of the applicable calendar year, he will also be eligible to receive a pro-rata portion of any annual performance bonus earned during such calendar year, with the amount prorated based on the number of days employed during such calendar year. In addition, all outstanding stock options and restricted stock awards granted to Mr. Pionati will immediately vest in full and the stock options will remain exercisable for two years following the termination date or, if sooner, until the end of the applicable stock option’s term. The Company will also provide continued health benefits coverage until the earlier of the expiration of the 12 month severance period and the date that Mr. Pionati becomes eligible for comparable employer sponsored health benefits.

In connection with his appointment, Mr. Pionati will receive stock options to purchase 100,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) with (i) a date of grant being June 15, 2015, the date that Mr. Pionati commences employment with the Company (the “Grant Date”), (ii) an exercise price equal to the closing price of the Company’s Common Stock on the Grant Date and (iii) one-third (1/3) of the stock options vesting on each of the first, second and third anniversary of the Grant Date, provided that Mr. Pionati is employed by or providing services to the Company through the applicable vesting date, subject to the terms and conditions of the Alliqua BioMedical, Inc. 2014 Long-Term Incentive Plan (the “2014 Plan”) and the Company’s standard form of stock option agreement.

In addition, on the Grant Date, Mr. Pionati will receive a restricted stock award of 120,000 shares of restricted Common Stock with (i) twenty-five percent (25%) of the shares vesting on the Grant Date and (ii) an additional twenty-five percent (25%) of the shares vesting on each of the first, second and third anniversary of the Grant Date, provided that Mr. Pionati is employed by or providing services to the Company through the applicable vesting date, subject to the terms and conditions of the 2014 Plan and the Company’s standard form of restricted stock award agreement.

Posner Employment Agreement

On June 5, 2015, the Company entered into an employment agreement with Brian Posner, the Company’s chief financial officer (the “Posner Employment Agreement”) for a term of employment that continues until terminated by either party. Under the Posner Employment Agreement, Mr. Posner is entitled to an annual base salary of $240,000, less applicable payroll deductions and tax withholdings. He is also eligible to receive an annual bonus of up to 60% of his annual base salary for each calendar year during employment based upon the achievement of certain performance criteria, provided that he is employed by the Company through the end of the applicable calendar year to which the bonus relates, subject to certain exceptions. The performance criteria for each year will be established reasonably and in good faith by the Board. Mr. Posner is also entitled to a monthly automobile allowance of $700 per month, reimbursement of certain out-of-pocket expenses reasonably incurred in connection with the performance of his services and benefit plans provided by the Company to all employees.

The Posner Employment Agreement also contains certain confidentiality, non-competition, non-solicitation and assignment of work product covenants for Mr. Posner.

Mr. Posner’s employment may be terminated by either party at any time upon written notice. If Mr. Posner’s employment is terminated by the Company for cause or by Mr. Posner without good reason, the Company will pay Mr. Posner an amount equal to the sum of (i) all unpaid base salary accrued through the date of termination, (ii) all unpaid performance bonus earned and accrued for a previously completed calendar year, (iii) all accrued and unpaid vacation or similar pay required by law and (iv) any unreimbursed expenses properly incurred prior to the termination date.

If Mr. Posner’s employment is terminated by the Company without cause or by Mr. Posner for good reason, subject to the timely execution and return by Mr. Posner of an irrevocable release of claims within 60 days following the date of termination, then the Company will pay Mr. Posner a lump sum amount equal to the accrued obligations set forth in (i) through (iv) above, plus severance pay in an amount equal to his base salary for 12 months, payable in equal installments in accordance with the normal payroll policies of the Company. If, prior to such termination, Mr. Posner was employed by the Company through at least July 1st of the applicable calendar year, he will also be eligible to receive a pro-rata portion of any annual performance bonus earned during such calendar year, with the amount prorated based on the number of days employed during such calendar year. In addition, all outstanding stock options and restricted stock awards granted to Mr. Posner will immediately vest in full and the stock options will remain exercisable for two years following the termination date or, if sooner, until the end of the applicable stock option’s term. The Company will also provide continued health benefits coverage until the earlier of the expiration of the 12 month severance period and the date that Mr. Posner becomes eligible for comparable employer sponsored health benefits.

Barton Employment Agreement

On June 5, 2015, the Company entered into an employment agreement with Bradford Barton, the Company’s chief operating officer (the “Barton Employment Agreement”) for a term of employment that continues until terminated by either party. Under the Barton Employment Agreement, Mr. Barton is entitled to an annual base salary of $240,000, less applicable payroll deductions and tax withholdings. He is also eligible to receive an annual bonus of up to 60% of his annual base salary for each calendar year during employment based upon the achievement of certain performance criteria, provided that he is employed by the Company through the end of the applicable calendar year to which the bonus relates, subject to certain exceptions. The performance criteria for each year will be established reasonably and in good faith by the Board. Mr. Barton is also entitled to a monthly automobile allowance of $700 per month, reimbursement of certain out-of-pocket expenses reasonably incurred in connection with the performance of his services and benefit plans provided by the Company to all employees.

The Barton Employment Agreement also contains certain confidentiality, non-competition, non-solicitation and assignment of work product covenants for Mr. Barton.

Mr. Barton’s employment may be terminated by either party at any time upon written notice. If Mr. Barton’s employment is terminated by the Company for cause or by Mr. Barton without good reason, the Company will pay Mr. Barton an amount equal to the sum of (i) all unpaid base salary accrued through the date of termination, (ii) all unpaid performance bonus earned and accrued for a previously completed calendar year, (iii) all accrued and unpaid vacation or similar pay required by law and (iv) any unreimbursed expenses properly incurred prior to the termination date.

If Mr. Barton’s employment is terminated by the Company without cause or by Mr. Barton for good reason, subject to the timely execution and return by Mr. Barton of a release of claims of an irrevocable release of claims within 60 days following the date of termination, then the Company will pay Mr. Barton a lump sum amount equal to the accrued obligations set forth in (i) through (iv) above, plus severance pay in an amount equal to his base salary for 12 months, payable in equal installments in accordance with the normal payroll policies of the Company. If, prior to such termination, Mr. Barton was employed by the Company through at least July 1st of the applicable calendar year, he will also be eligible to receive a pro-rata portion of any annual performance bonus earned during such calendar year, with the amount prorated based on the number of days employed during such calendar year. In addition, all outstanding stock options and restricted stock awards granted to Mr. Barton will immediately vest in full and the stock options will remain exercisable for two years following the termination date or, if sooner, until the end of the applicable stock option’s term. The Company will also provide continued health benefits coverage until the earlier of the expiration of the 12 month severance period and the date that Mr. Barton becomes eligible for comparable employer sponsored health benefits.

The foregoing summaries of the Pionati Employment Agreement, the Posner Employment Agreement and Barton Employment Agreement are not complete and are qualified in their entirety by reference to the full text of the Pionati Employment Agreement, Posner Employment Agreement and Barton Employment Agreement attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, and incorporated herein by reference.

Item 8.01	Other Events.

On June 3, 2015, the Company issued a press release announcing the appointment of Nino Pionati to the position of chief strategy and marketing officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Employment Agreement, dated June 3, 2015, by and between Alliqua BioMedical, Inc. and Nino Pionati.
10.2	Employment Agreement, dated June 5, 2015, by and between Alliqua BioMedical, Inc. and Brian Posner.
10.3	Employment Agreement, dated June 5, 2015, by and between Alliqua BioMedical, Inc. and Bradford Barton.
99.1	Press release dated June 3, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIQUA BIOMEDICAL, INC.

Dated: June 9, 2015	By:	/s/ Brian Posner
Name: Brian Posner
Title: Chief Financial Officer